Exhibit 99.1

                                 Contact:  For Extended Stay America, Inc.
                                           Corry W. Oakes III, President and COO
                                           James A. Ovenden, CFO
                                           (864) 573-1600



       EXTENDED STAY AMERICA, INC. SETS SPECIAL MEETING DATE FOR APPROVAL
                              OF MERGER AGREEMENT


Spartanburg, SC - March 30, 2004 - Extended Stay America, Inc. (NYSE: ESA) announced today that the Company will hold a special meeting of stockholders on Friday, May 7, 2004, at 10:00 a.m. Eastern Standard Time, at 100 Dunbar Street, Spartanburg, SC, for the purpose of adopting the merger agreement between ESA and affiliates of The Blackstone Group. Stockholders of record of ESA as of the close of business on Thursday, April 8, 2004, will be entitled to vote at the special meeting. ESA currently operates 475 extended-stay hotels in 42 states and has been the fastest growing owned and operated hotel company since its founding in January 1995.

In connection with the proposed merger, the Company will file a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Corry W. Oakes, III, 100 Dunbar Street, Spartanburg, SC 29306, Telephone: (864) 573-1615.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements, Annual Reports on Form 10-K, Current Report on Form 8-K filed January 28, 2004, and Current Report on Form 8-K filed June 30, 2003, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger when it becomes available.